MARGATE INDUSTRIES, INC.
                          129 North Main Street
                          Yale, Michigan 48097
                             (810) 387-4300
                     ______________________________


                             PROXY STATEMENT

                     ______________________________

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To Be Held June 28, 2000

TO THE SHAREHOLDERS OF MARGATE INDUSTRIES, INC.

NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of Margate Industries, Inc., a Delaware corporation (the "Company") will be held at the Company's offices at 129 North Main Street, Yale, Michigan 48097, on June 28, 2000, at 9:00 a.m., Eastern Daylight Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters:

     1.   To elect two (2) Directors of the Company; and

     2. To transact such other business as properly may come before the meeting or any adjournment thereof.

Only holders of the voting $.015 par value common stock of the Company of record at the close of business on May 29, 2000 will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof.

All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1999 accompanies this Notice of Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS.

                                   WILLIAM H. HOPTON
Yale, Michigan                          PRESIDENT
June 1, 2000

                        MARGATE INDUSTRIES, INC.
                          129 NORTH MAIN STREET
                          YALE, MICHIGAN  48097
                             (810) 387-4300
                     ______________________________

                             PROXY STATEMENT
                     ______________________________

                     ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD JUNE 28, 2000


                           GENERAL INFORMATION
                           -------------------

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of Margate Industries, Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at the Company's offices, 129 North Main Street, Yale, Michigan 48097, on June 28, 2000, at 9:00 a.m., Eastern Daylight Time, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about June 1, 2000.

     Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company' shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

     All shares represented by valid proxies will be voted in accordance therewith at the Meeting.

     The Company's Annual Report to Shareholders for the Company's fiscal year ended December 31, 1999, accompanies this proxy, but does not constitute part of these proxy soliciting materials.

                  SHARES OUTSTANDING AND VOTING RIGHTS
                  ------------------------------------

     All voting rights are vested exclusively in the holders of the Company's $.015 par value common stock, with each share entitled to one vote. Only shareholders of record at the close of business on May 29, 2000, are entitled to notice of and to vote at the Meeting or any adjournment thereof. On May 29, 2000, the Company had 1,597,280 shares of its $.015 par value common stock outstanding, each share of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of Directors. Cumulative voting in the election of Directors is not permitted.

     A majority of the Company's outstanding common stock represented in person or by proxy shall constitute a quorum at the Meeting.

                     SECURITY OWNERSHIP OF CERTAIN
                    BENEFICIAL OWNERS AND MANAGEMENT
                    --------------------------------

The following table sets forth as of May 29, 2000, information with respect to the ownership of the Company's $.015 par value common stock by each person known by the Company to own beneficially more than 5% of the outstanding common stock, and by each of its officers and directors and by all officers and directors collectively as a group:

                                             Amount and
                                             Nature of
Name and Address of                          Beneficial    Percent of
 Beneficial Owner                            Ownership      Class (1)
----------------------------------------------------------------------
Frederick G. and Patricia W. Schriever        283,512 (2)    17.7%

Denis R. LeDuc                                 93,641 (3)     5.9%

David A. Widlak                                76,058 (4)     4.8%

Delbert W. Mullens                             12,565 (5)     0.7%

William H. Hopton                              44,476 (6)     2.8%

All Officers and Directors                    510,252        31.9%
of the Company & Subsidiaries
as a Group (5 Persons)
_____________________

(1) Each person has sole voting and investment power with respect to the shares shown.
(2) In addition to the above, Mr. Schriever has 30,000 options (expiration date 11/15/04).
(3) In addition to the above, Mr. LeDuc has 30,000 options (expiration date 11/15/04).
(4) In addition to the above, Mr. Widlak has 80,000 options (expiration date 11/15/04).
(5) In addition to the above, Mr. Mullens has 30,000 options (expiration date 11/15/04).
(6) In addition to the above, Mr. Hopton has 80,000 options (expiration date 11/15/04).

CHANGES IN CONTROL.

     On March 23, 2000, the Company entered into a letter of intent with B2B Euro Wireless.com, Inc. ("B2B") wherein B2B would become a wholly owned subsidiary of a new holding company ("Holding Company") to be formed by the Company. Thereafter, the Holding Company will acquire all of the outstanding shares of the Company and issue its shares on a one-for-one basis with the Company's existing shareholders for a total of approximately 1,800,000 shares and acquire all of the outstanding shares of B2B for 15,200,000 shares of the Holding Company. Accordingly, the Company's existing shareholders will own approximately 11% on a fully diluted basis. Following the transaction, the Board of Directors of the Holding Company shall consist of one member designated by the Company and the remaining Directors designated by B2B.

     Consummation of the transaction is subject to completion of due diligence by each of the parties, negotiation and execution of definitive agreement, satisfaction of regulatory requirements, if any, and such other conditions as the parties may require. Additionally, consummation of the transaction by the Company shall be subject to shareholder approval and the receipt of fairness opinion indicating the terms of the transaction are fair to the Company's shareholders.

     B2B intends to develop an online business-to-business e-commerce platform and technology to maximize opportunities on the Internet. To date B2B has conducted only limited operations.

                          ELECTION OF DIRECTORS
                          ---------------------

     The Articles presently provide for a Board of Directors of not less than five (5) nor more than seven (7) members. The number of Directors of the Company has been fixed not to exceed six (6) by the Company's Board of Directors. The Board of Directors are divided into three classes of two Directors which hold office for a period of three years. Shareholders elect one class each year for a three year term. Mr. Frederick G. Schriever and Mr. William H. Hopton, current Class A Directors, are nominated to serve new three (3) year terms.

     A majority of the Company's Board of Directors recommends election of the two (2) Class A nominees listed below and for the term indicated, to hold office until the Annual Meeting of Shareholders in the year 2003 and until his successor is elected and qualified or until his earlier death, resignation or removal. The person named as "proxies" in the enclosed form of Proxy, who have been designated by Management, intend to vote for the two (2) nominees for election as Directors unless otherwise instructed in such proxy. If at the time of the Meeting, if the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominees, if any, as shall be designated by a majority of the Board of Directors.

     The following table sets forth the name and age of the nominee for Class A Directors, indicating all positions and offices with the Company presently held by them, the period during which they have served as such, and the class and term for which they have been nominated:

                 CLASS A NOMINEE - TERM EXPIRING AT THE
                   ANNUAL SHAREHOLDERS MEETING IN 2003

                              Other Positions           Period Served
                              and Offices Held           as Director
     Name              Age    with the Company          of the Company
     ----              ---    ----------------          --------------

Frederick G. Schriever  75    Director                November 1987 to present
William H. Hopton       65    President and Director  January 1986 to present

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES SET FORTH ABOVE.

     The Company's Board of Directors held four (4) regular meetings during the fiscal year ended December 31, 1999, at which time all of the then Directors were present or consented in writing to the actions taken at such meetings.

     There is no family relationship between any Director or nominee for Director of the Company and any other Director, nominee or Executive Officer of the Company.

             DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY
             -----------------------------------------------

     Set forth below are the names of all Directors, including the two (2) Class A Nominees for Director, and Executive Officers of the Company, all positions and offices held by each such person, the period during which they have served as such, and the principal occupations and employment of such persons during the last five years:

     FREDERICK G. SCHRIEVER former Chairman of the Company's Board of Directors from November of 1987 to June 1999. President of Casting Sales, Inc. from 1972 to present. Casting Sales, Inc. is a manufacturer's representative of foundries and machining. Since 1955 to the present, Mr. Schriever has also been President of Amber Tool and Engineering which holds real estate and owns an interest in several machine shops. Since 1960 to the present, he has been President of J.P. Bell Co., a company specializing in machine levelers, Vice President of Casting Industries, Inc. and since 1996 Chairman of Machining Enterprise, Inc. a production machine shop. Mr. Schriever received a Bachelor of Science Degree in Organic Chemistry in 1949 from the University of Michigan. Mr. Schriever devotes as much time as necessary to the business of the Company and its subsidiaries.

     DELBERT W. MULLENS has been a Director since July of 1990 and President of NHF since September 1, 1992. He has been the President, Director, and principal shareholder of Flint Coatings of Flint, Michigan, a company engaged in painting automotive parts for major car manufacturers including General Motors Corporation. Mr. Mullens is also Chairman of Product-SDL Chemical, Inc. Mr. Mullens received a Bachelor of Science Degree in Business Administration from Tennessee State University. Mr. Mullens devotes as much time as is necessary to the business of the Company and its subsidiaries.

     WILLIAM H. HOPTON has been President of the Company since April of 1988, and a Director of the Company since January of 1986. Mr. Hopton also served as the Company's Vice President from January of 1986 to April of 1988. Since 1984, Mr. Hopton has been President of NHF. Effective September 1, 1992, Mr. Hopton retired as President of NHF but will provide consulting services to NHF as needed. Also, as of that date, he is devoting his business time to the management of Margate Industries, Inc. Mr. Hopton received a B.A. Degree in Business Administration from the University of Detroit in 1964.

     DAVID A. WIDLAK has been Secretary and a Director of the Company since November of 1987. In February 1994 he was named Vice President. Also, Mr. Widlak is a director of Community Central Bank, of Mount Clemens, Michigan, a publicly held company since November 1999. He received a Bachelors Degree from Wayne State University in 1969 and a juris doctorate Degree in Law from the University of Michigan in 1972. Mr. Widlak devotes as much time as is necessary to the business of the Company and its subsidiaries.

     DENIS R. LEDUC has been a Director since June 1999. He received his Bachelor Degree from Wayne State University in 1969 (cum laude) and a juris doctorate degree in law from the University of Michigan in 1972.

     The Officers of the Company and its subsidiaries are elected by the respective Board of Directors at the first meeting after each annual meeting of shareholders and hold office until the next annual meeting of directors or their earlier resignation or removal.

     The date of the next annual meeting of the Company will be determined by the Company's Board of Directors in accordance with Delaware law.

     Except for Mr. Widlak, no Director holds a directorship in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

     COMPLIANCE WITH SECURITIES EXCHANGE ACT REPORTING REQUIREMENTS
     --------------------------------------------------------------

     To the Company's knowledge, during the fiscal year ended December 31, 1999, the Company's Officers and Directors complied with all applicable
Section 16(a) filing requirements. This statement is based solely on a review of the copies of such reports furnished to the Company by its Officers and Directors and their written representations that such reports accurately reflect all reportable transactions.

           THE BOARD OF DIRECTORS AND ITS STANDING COMMITTEES
           --------------------------------------------------

     The Company's Board of Directors has the responsibility to review the overall operations of the Company. The Board members are kept informed of the Company's results of operations and proposed plans and business objectives through periodic reports sent to them by the Company's management or presented at Board and Committee meetings.

     The Company has an audit and compensation committee consisting of Delbert Mullens and Denis LeDuc, which consults with and reviews the reports of the Company's independent auditors and the Company's internal financial staff. This committee also makes recommendations to the Company's Board of Directors as to compensation matters. The audit and compensation committee held one meeting during the year. The Company's Board of Directors held four regular meetings during the fiscal year ended December 31, 1999, at which time all of the then Directors were present or consented in writing to the actions taken at such meetings.

DIRECTORS' COMPENSATION

     The Directors received $6,000 for each regular meeting they attend plus expenses. The Chairman of the Board of Directors received $7,000 per meeting. Special meetings were paid at $3,000, but have been reduced currently to $1,500.

     Effective at the June Board of Directors meeting, fees for Directors were reduced to $4,000 for each regular meeting.

BOARD COMMITTEES

     The Board of Directors has three principal standing committees which served during the year ended December 31, 1999.

     The NOMINATING COMMITTEE recommends to the Board of Directors candidates to fill vacancies on the Board of Directors and consists of Frederick G. Schriever, David Widlak and William H. Hopton. The Nominating Committee has not established any formal policy or procedure for considering nominees recommended by shareholders.

     The AUDIT COMMITTEE recommends to the Board of Directors the appointment of the independent certified public accountants for the following year. The Committee reviews with the accountants the scope of the Company's annual audit, the annual financial statements of the Company, and the auditors' comments relative to the adequacy of the Company's system of internal controls and accounting systems. The Committee, which reports directly to the Board of Directors is composed of Delbert Mullens and Denis LeDuc. The Committee met one (1) time during the year. Mr. Mullens and Mr. LeDuc are non-employees of the Company.

     The COMPENSATION COMMITTEE, whose report follows, is composed of Delbert Mullens and Denis LeDuc, and reports directly to the Board of Directors. The Committee met one (1) time during 1999 with the Board of Directors.

       COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
       -----------------------------------------------------------

     Mr. Mullens and Mr. LeDuc, members of the Compensation Committee, are non-employees of the Company.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE MANAGEMENT COMPENSATION
-------------------------------------------------------------------------

     The Compensation Committee of the Board of Directors (the "Committee") evaluates and approves the overall policies which govern the annual base salaries of the Company's President and Chief Executive Officer ("CEO") and other Executive Officers.

     The Committee reviews and evaluates the Company's corporate performance and executive management compensation once each year. In making its evaluations, the Committee considers a large number of factors including those set forth under "Compensation Policies" herein, together with other matters such as the inflation rate, and the Company's past performance, generally over consecutive three year time frames.

COMPENSATION POLICIES

     The Company's compensation policies, particularly as they apply to its Executive Officers, including Mr. Hopton, the President and CEO, are designed to achieve the following major objectives:

1. To set base annual salaries (base income) for key Executive Officers which are deemed reasonably competitive in the context of American industry generally, and the automotive industry specifically. Business size, level of responsibility, complexity of operations, and long term performance and prospects are among the factors considered.

2. The Committee considers a variety of intangible and other factors such as each person's likely future contribution to the Company's successful growth, the current state and prospects of the industry and the Company's long-term goals and strategies which might from time to time require temporary investment in personnel resources in the absence of immediate positive results. Further, the Committee considers the compensation and benefits previously paid to its Executive Officers.

                         EXECUTIVE COMPENSATION
                         ----------------------

     The following table sets forth the total remuneration paid during the Company's last fiscal year ended December 31, 1999 and the prior two years to the President and Vice President:

==========================================================================================================
                                       SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------
                                                                    Long Term Compensation
                                                                 ------------------------------
                     Annual Compensation                                  Awards        Payouts
-----------------------------------------------------------------------------------------------

      (a)             (b)      (c)          (d)         (e)         (f)          (g)     (h)        (i)

                                                       Other                                       All
      Name                                             Annual   Restricted              LTIP      Other
      and                                              Compen-     Stock      Options/  Pay-      Compen-
   Principal                  Salary       Bonus       sation     Award(s)      SARs    outs      sation
   Position         Year (1)    ($)         ($)        ($)(2)       ($)        (#)(3)   ($)       ($)(4)
----------------------------------------------------------------------------------------------------------
William H. Hopton    1999    $ 90,000     $ -0-        $ 14,000                80,000             $ 22,400
 President and CEO   1998    $ 90,000     $ -0-        $ 30,000                     0             $ 22,000
                     1997    $ 87,500     $ -0-        $ 24,000                     0             $ 20,000

David Widlak         1999    $ 65,000     $ -0-        $ 14,000                80,000             $ 20,000
 Vice President      1998    $ 66,000     $ -0-        $ 30,000                     0             $ 20,000
                     1997    $ 62,500     $ -0-        $ 24,000                     0             $ 19,000
===========================================================================================================

(1)  Periods presented are for the year ended December 31.
(2)  Represents Directors fees.
(3) Number of shares of Common Stock subject to options granted during the year indicated.
(4) Represents employer contributions for insurance, disability insurance, pension and car allowance.

OPTIONS GRANTED

     The following table sets forth the options that have been granted to the President and Vice President listed in the Executive Compensation Table during the Company's last fiscal year ended December 31, 1999.

              Option/SAR Grants in Last Fiscal Year (1999)
              --------------------------------------------
                            Individual Grants
---------------------------------------------------------------------------
       (a)             (b)            (c)            (d)           (e)
                                   % of Total
                     Options/     Options/SARs     Exercise
                       SARs        Granted to       or Base
                     Granted        Employees        Price      Expiration
     Name              (#)       in Fiscal year    ($/Share)       Date
     ----            -------     --------------     --------    ----------

William H. Hopton      N/A             N/A            N/A           N/A
 President

David A. Widlak        N/A             N/A            N/A           N/A
 Vice President


AGGREGATE OPTIONS EXERCISED IN 1998 AND OPTION VALUES AT DECEMBER 31, 1999

     The following table sets forth certain information regarding options to purchase shares of Common Stock exercised during the Company's 1999 fiscal year and the number and value of exercisable and unexercisable options to purchase shares of Common Stock held as of the end of the Company's 1999 fiscal year by the Executive Officers of the Company named in the Summary Compensation Table:

                 Aggregated Options Exercised in 1999
                and Option Values at December 31, 1999
--------------------------------------------------------------------------
       (a)              (b)          (c)        (d)             (e)
                                                            Value of
                                              Number of    Unexercised
                                             Unexercised   In-the-Money
                   Shares                    Options at     Options at
                  Acquired       Value        12/31/99       12/31/99
     Name        on Exercise   Realized(1)   Exercisable   Exercisable(2)
     ----        -----------   --------      -----------   -----------

William H. Hopton    None         $0           80,000        $14,400
 President

David A. Widlak      None         $0           80,000        $14,400
 Vice President
--------------------------------------------------------------------------
(1) Value realized is equal to the difference between the fair market value per share of Common Stock on the date of exercise and the option exercise price per share multiplied by the number of shares acquired upon exercise of an option.
(2) Value of exercisable/unexercisable in-the-money options is equal to the difference between the fair market value per share of Common Stock of $1.81 at December 31, 1999, and the option exercise price per share multiplied by the number of shares subject to options.

                 TRANSACTIONS WITH MANAGEMENT AND OTHERS
                 ---------------------------------------

     None


                          INDEPENDENT AUDITORS
                          --------------------

     Perrin, Fordee & Company, P.C. currently serves the Company as independent auditors. Representatives of Perrin, Fordee & Company, P.C. will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

                             OTHER BUSINESS
                             --------------

     As of the date of this Proxy Statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgement of the persons voting them. A majority vote of the shares outstanding is necessary to approve any such matters.

                              ANNUAL REPORT
                              -------------

     The Company's Annual Report for the year ended December 31, 1999, accompanies this Proxy Statement. The Annual Report is not incorporated into this Proxy Statement and is not to be considered part of the solicitation material.

              DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
             FOR THE ANNUAL MEETING TO BE HELD IN JUNE, 2001
             -----------------------------------------------

     Any proposal by a shareholder intended to be presented at the Company's Annual Meeting of Shareholders which is expected to be held in June, 2001, must be received at the offices of the Company, 129 North Main Street, Yale, Michigan 48097, no later than February 28, 2001, in order to be included in the Company's proxy statement and proxy relating to that meeting.

                              WILLIAM H. HOPTON, PRESIDENT
Yale, Michigan
June 1, 2000

PROXY                                                               PROXY
-----                                                               -----


                        MARGATE INDUSTRIES, INC.
                   SOLICITED BY THE BOARD OF DIRECTORS
   FOR THE ANNUAL MEETING OF THE SHAREHOLDERS TO BE HELD JUNE 28, 2000

The undersigned hereby constitutes and appoints William H. Hopton and if not available, David Widlak, the true and lawful attorney and proxies of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and vote all of the undersigned's shares of the $.015 par value common stock of Margate Industries, Inc., a Delaware corporation at the Annual Meeting of Shareholders to be held at 129 North Main Street, Yale, Michigan 48097 at 9:00 a.m. Eastern Daylight Time, on June 28, 2000, and any and all adjournments thereof, for the following purposes:

1.   The election of two (2) Directors of the Company:


[   ]   FOR the nominees listed below (except as marked to the contrary):


[   ]   WITHHOLD AUTHORITY to vote for the nominee listed below:

          Class A Nominee
          Three Year Term
          ---------------

       Frederick G. Schriever
         William H. Hopton

     (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, CROSS OUT THE NOMINEE'S NAME ABOVE.)

2.   To transact such other business as properly may come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ABOVE.

The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned, and ratifies and confirms all that said attorneys and proxies may lawfully do by virtue hereof.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATION ABOVE. THIS PROXY CONFERS
DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

                                  The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report to Shareholders furnished therewith.

                                   Dated: _____________________________, 2000

                                   __________________________________________


                                   __________________________________________
                                           Signature(s) of Shareholder(s)

                                   Signature(s) should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MARGATE INDUSTRIES, INC. PLEASE SIGN AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE TO MARGATE INDUSTRIES, INC., 129 NORTH MAIN STREET, YALE, MICHIGAN 48097. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.